UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Charter Communications, Inc.
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NEWS

Charter and Advance/Newhouse Re-Affirm Commitment To Bright House Transaction

Stamford, Connecticut and Syracuse, N.Y., May 18, 2015 - Charter Communications, Inc. (NASDAQ: CHTR) (together with its subsidiaries "Charter") and Advance/Newhouse (the parent company of Bright House Networks, LLC) jointly announced that the companies remain committed to completing their previously announced transaction on the same economic and governance terms. The companies have extended their good faith negotiating period for an additional 30 days under the previously announced agreement for Charter to acquire Bright House Networks ("Bright House") for $10.4 billion. Bright House is the sixth largest cable operator in the United States, and serves approximately 2 million video customers in central Florida including Orlando and Tampa Bay, as well as Alabama, Indiana, Michigan, and California.

Tom Rutledge, President and CEO of Charter Communications said, "Bright House and its employees have created a high quality service operation, and the addition of Bright House brings additional scale and strategic flexibility to Charter over time. We look forward to completing the transaction as planned, and our teams are working together to make that happen."

Steven Miron, Chief Executive Officer of Bright House Networks said, "We continue to be excited about the transaction with Charter. We believe this combination positions the new company to become an industry consolidator and growth platform to develop innovative products in serving customers, growing market share and creating value for shareholders."

About Charter
Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Spectrum TV® video entertainment programming, Charter Spectrum Internet® access, and Charter Spectrum Voice®. Spectrum Business similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

About Bright House Networks
Bright House Networks is the sixth largest owner and operator of cable systems in the U.S. and the second largest in Florida, with technologically advanced systems located in five states including Florida, Alabama, Indiana, Michigan and California and two of the top 20 DMAs. Bright House Networks serves approximately 2.5 million customers who subscribe to one or more of its video, high-speed data, home security and automation and voice services. The company also offers a strong portfolio of customizable, advanced business solutions for video, voice, data, cloud-based and managed services. The company is MEF-certified and also recently received the Cisco® Master Service Provider Certification under the Cisco Cloud and Managed Service Program, the first cable operator in the United States to achieve this designation. Bright House Networks also owns and operates exclusive, award-winning, local news and sports channels in its Florida markets. For more information about Bright House Networks, or our products and services, visit brighthouse.com.

Charter Contacts:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

Important Information For Investors And Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Charter Communications, Inc. ("Charter"), expects to file a proxy statement and/or a registration statement with the Securities and Exchange Commission ("SEC") in connection with the transactions referred to in this material. INVESTORS AND SECURITY HOLDERS OF CHARTER ARE URGED TO READ THE STATEMENT(S) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the statement(s) (when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Charter will be available free of charge on Charter's website at charter.com, in the "Investor and News Center" near the bottom of the page, or by contacting Charter's Investor Relations Department at 203-905-7955.

Charter and certain of its directors and executive officers may be considered participants in any solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Charter is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 18, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between Bright House and Charter, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the respective companies and products, and any other statements regarding Bright House's and Charter's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are often, but not always, made through the use of words or phrases such as "may", "believe," "anticipate," "could", "should," "intend," "plan," "will," "expect(s)," "estimate(s)," "project(s)," "forecast(s)", "positioned," "strategy," "outlook" and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transaction; the risk that a condition to closing the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; Charter's ability to achieve the synergies and value creation contemplated by the proposed transaction; Charter's ability to promptly, efficiently and effectively integrate acquired operations into its own operations; and the diversion of management time on transaction-related issues. Additional information concerning these and other factors can be found in Charter's filings with the SEC, including its most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Charter assumes no obligation to update any forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.